   As filed with the Securities and Exchange Commission on February 11, 1997.

                                                       Registration No. 33-78842


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                             CORECOMM INCORPORATED
             (Exact name of Registrant as specified in its charter)

         Delaware                                   13-3927257
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

                              110 East 59th Street
                              New York, NY  10022
                                 (212) 223-4963
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                  CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                            Richard J. Lubasch, Esq.
                             Senior Vice President-
                         General Counsel and Secretary
                             CoreComm Incorporated
                              110 East 59th Street
                              New York, NY  10022
                                 (212) 223-4963
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Thomas H. Kennedy, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                              New York, NY  10022
                                 (212) 735-3000

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Cellular Communications of Puerto Rico, Inc., a Delaware corporation (the "Company"), of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the "Merger") of CoreCom Sub Inc., a Delaware corporation, with and into the Company, which was the surviving corporation, in accordance with Section 251(g) of the Delaware General Corporation Law. In the Merger, which was consummated at 8:30 a.m., local time, on January 31, 1997 (the "Effective Time"), each share of capital stock of the Company issued and outstanding or held in its treasury was converted into one share of capital stock of CoreComm Incorporated, a Delaware corporation (the "Registrant"). The Registrant became the holding company for the Company's operating subsidiaries and the Company became a direct wholly-owned subsidiary of the Registrant.

     In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this registration statement, as well as the stock option plan to which it relates, of the Company as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

     The registration fees were paid at the time of the original filing of this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of February, 1997.

                             CORECOMM INCORPORATED

                 By:  /s/ Richard J. Lubasch
                      Senior Vice President-General
                      Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 11th day of February, 1997.

Name and Signature                  Title

       *                            Chief Executive Officer, Treasurer
George S. Blumenthal                and Director (Principal Executive Officer)

       *                            President and Director (Principal Operating
J. Barclay Knapp                    and Financial Officer)

/s/ Richard J. Lubasch              Senior Vice President-General Counsel
Richard J. Lubasch                  and Secretary

       *                            Vice President-Controller
Gregg Gorelick                      (Principal Accounting Officer)

       *                            Director
Sidney R. Knafel

       *                            Director
Ted H. McCourtney

       *                            Director
Del Mintz

       *                            Director
Alan J. Patricof

       *                            Director
Warren Potash


*By:  /s/ Richard J. Lubasch
      Richard J. Lubasch
      Senior Vice President-General Counsel
      and Secretary, as attorney-in-fact for the persons
      named above


                                       3